UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On November 21, 2013, the Human Resources and Compensation Committee ("the Committee") of the Board of Directors of Mallinckrodt plc ("the Company") approved certain compensation related actions. Among other things, the Committee determined the target grant date dollar value of long-term incentive compensation for the fiscal 2014 annual long-term incentive awards, which will be granted on January 2, 2014 ("the Grant Date"). The table below sets forth the target grant date fair value awarded by the Committee to each of our named executive officers:

Fiscal 2014 Long-Term Incentive Compensation
Name and Title	Target Grant Date Fair Value
Mark C. Trudeau	$3,600,000
Chief Executive Officer

Matthew K. Harbaugh	$823,000
Senior Vice President and Chief Financial Officer

Peter G. Edwards	$516,000
Senior Vice President and General Counsel

The dollar value awarded to each named executive officer for fiscal 2014 grants will be allocated between the long-term incentive vehicles as follows:

•
40% of the target grant date fair value will be allocated to performance shares ("PSUs") with performance-based vesting over a three-year vesting period (October 1, 2013 up to and including September 30, 2016) based on total return of shareholders against a defined peer group (weighted 50%) and adjusted EBITDA margin (weighted 50%). The actual number of PSUs will be determined on the Grant Date by taking the dollar value allocated to PSUs and dividing such amount by the grant date fair value of a PSU using a Monte Carlo simulation model. Depending on Mallinckrodt's performance during the performance period, the named executive officer is entitled to receive a number of ordinary shares equal to a percentage, ranging from 0% to 200%, of the award granted.

•
40% of the target grant date fair value will be allocated to stock options vesting ratably over a four-year period on the anniversary of the Grant Date. The actual number of stock options will be determined on the Grant Date by taking the dollar value allocated to stock options and dividing such amount by the grant date fair value of an option using a Black-Scholes valuation model; and

•
20% of the target grant date fair value will be allocated to restricted stock units ("RSUs") vesting ratably over a four-year period on the anniversary of the Grant Date. The actual number of RSUs will be determined on the Grant Date by taking the dollar value allocated to RSUs and dividing such amount by Fair Market Value (as defined in the Mallinckrodt Pharmaceuticals Stock and Incentive Plan) of the Company's ordinary shares on the Grant Date.

The performance share, stock option and restricted stock unit awards will be made pursuant to the terms and conditions of the Mallinckrodt Pharmaceuticals Stock and Incentive Plan and pursuant to the terms and conditions of the applicable award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	November 27, 2013	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel